Exhibit 3.1

Request ID: 008526481	Province of Ontario	Date Report Produced: 2006/10/10
Demande no:	Province de l’Ontario	Document produit le:
Transaction ID: 030482252	Ministry of Consumer and Business Services	Time Report Produced: 13:08:13
Transaction no:	Ministère des Services aux consommateurs et aux entreprises	Imprimé à:
Category ID: CT	Companies and Personal Property Security Branch
Catégorie:	Direction des compagnies et des sûretés mobilières

Certificate of Incorporation

Certificat de constitution

This is to certify that	Ceci certifie que

2 1 1 5 5 6 7 O N T A R I O I N C.

Ontario Corporation No.	Numéro matricule de la personne morale en Ontario

0 0 2 1 1 5 5 6 7

is a corporation incorporated,	est une société constitutée aux termes
under the laws of the Province of Ontario.	des lois de la province de l’ Ontario.

These articles of incorporation	Les présents statuts constitutifs
are effective on	entrent en vigueur le

O C T O B E R 10 O C T O B R E, 2 0 0 6

Director/Directrice

Business Corporations Act/Loi sur les sociétés par actions

Page: 1

For Ministry Use Only A I’usage exclusif du ministère	Ontario Corporation Number Numéro de la société en Ontario 002115567

This BCA Form 1 submission was accepted for filing by the Companies and Personal Property Security Branch under Request ID 008526481 on 2006/10/10 . This BCA Form 1 is not an MCBS report.

La présente Formule 1 prescrite par la Loi sur les societes par actions a été acceptée par la Direction des compagnies et des sûretés mobilières le 2006/10/10, sous le numéro de référence 008526481    . Cette formule n’est pas un rapport issu du MSCE.

		ARTICLES OF INCORPORATION STATUTS CONSTITUTES
Form 1 Business Corporations Act	1.	The name of the corporation is: (Set out in BLOCK CAPITAL LETTERS) Denomination sociale de la societe : (Ecrire en LETTRES MAJUSCULES SEULEMENT)
	2	1	1	5	5	6	7	O	N	T	A	R	I	O	I	N	C	.

Formule 1 Loi sur les
soaciétés par actions

	2. The address of the registered office is: Adresse du siège social: 65 QUEEN STREET WEST, Suite 8TH FLOOR
	(Street & Number or R.R. Number & If Multi-Office Building give Room No.) (Rue et numéro ou numero de la R.R. et, s’il s’agit d’un édifice à bureaux, numéro du bureau)
	TORONTO																		ONTARIO	M	5	H	2	M	5
	(Name of Municipality or Post Office) (Nom de la municipalité ou du bureau de poste)																					(Postal Code) (Code postal)

	3. Number (or minimum and maximum number) of directors is/are: Nombre (ou nombres minimal et maximal) d’administrateurs:														minimum/minimal 1							maximum/maximal 10

	4. The first director(s) is/are: Premier(s) administrateur(s): First name, middle names and surname Prénom, autres Prénoms et nom de famille

Address for service, giving Street & No. or R.R. No.,

Municipality, Province, Country and Postal Code Domicile elu, y compris la rue et le numéro, le numéro de la R.R. ou le nom de la municipalite, la province, le pays et le code postal

																						Resident Canadian? Yes or No Résident canadien? Oui/Non
07116 (01/2002)	ANTHONY JOHN WONNACOTT								259 HILLSDALE AVENUE EAST TORONTO ONTARIO CANADA M4S 1T7													YES

Page: 2

5. Restrictions, if any, on business the corporation may carry on or on powers the corporation may exercise. Limites, s’ily a lieu, imposées aux activités commerciales ou aux pouvoirs de la société.

None

6. The classes and any maximum number of shares that the corporation is authorized to issue: Catégories et nombre maximal, s'il y a lieu, d’actions que la société est autorisée à émettre:

The Corporation is authorized to issue an unlimited number of common shares.

07116 (01/2002)

Page: 3

7.  Rights, privileges, restrictions and conditions (if any) attaching to each class of shares and directors authority with respect to any class of shares which may be issued in series:

Droits, privilèges, restrictions et conditions, s'il y alieu, rattachés à chaque catégorie d’actions et pouvoirs des administrateurs relatifs à chaque catégorie d’actions qui peut être émise en série :

None

07116 (01/2002)

Page: 4

8.  The issue, transfer or ownership of shares is/is not restricted and the restrictions (if any) are as follows:

L’émission, le transfert ou la propriété d’actions est/n’est pas restreint. Les restrictions, s’il y a lieu, sont les suivantes:

None

07116 (01/2002)

07116 (01/2002)

9. Other provisions if any:

Autres dispositions, s’il y a lieu:

Without in any way restricting the powers conferred upon the Corporation or its board of directors by the Business Corporations Act, as now enacted or as the same may from time to time be amended, re-enacted or replaced, the board of directors may from time to time, without authorization of the shareholders, in such amounts and on such terms as it deems expedient:

(a) borrow money upon the credit of the Corporation;

(b) issue, re-issue, sell or pledge debt obligations of the Corporation;

(c) subject to the provisions of the Business Corporations Act, as now enacted or as the same may from time to time be amended, re-enacted or replaced, give a guarantee on behalf of the Corporation to secure performance of an obligation of any person; and

(d) mortgage, hypothecate, pledge or otherwise create a security interest in all or any property of the Corporation owned or subsequently acquired, to secure any obligation of the Corporation.

The board of directors may from time to time delegate to a director, a committee of directors or an officer of the Corporation any or all powers conferred on the board as set out above, to such extent and in such manner as the board shall determine at the time of such delegation.

	10. The names and addresses of the incorporators are: Noms et adresses des fondateurs:	Page: 6

First name, middle names and surname or corporate name Prénom, autres prénoms et nom de famille ou dénomination sociale

Full address for service or address of registered office or of principal place of business giving street & No. or R.R. No., municipality and postal code

Domicile élu au complet, adresse du siège social ou adresse de I’établissement principal, y compris la rue et le numéro ou le numero de la R.R., le nom de la municipalité et le code postal

	ANTHONY JOHN WONNACOTT	259 HILLSDALE AVENUE EAST TORONTO ONTARIO CANADA M4S 1T7

07116(01/2002)

For Ministry Use Only A I’usage exclusif du ministère		Ontario Corporation Number Numéro de la société en Ontario 002115567
Ministry of Government Services	Ministère des Services gouvernementaux
CERTIFICATE	CERTIFICAT
This is to certify that these articles are effective on	Coci certifie que les présents statuts entrent en vigueur le
JUNE 1 6 JUIN, 2009

Director / Directrics Business;.Corporations Act / Loi sur sociétés par actions

Form 3 Business Corporations Act Formule 3 Loi sur les societes par actions	ARTICLES OF AMENDMENT STATUTS DE MODIFICATION 1 The name of the corporation is: (Set out in BLOCK CAPITAL LETTERS) Dénomination sociale actuelle de la société (écrire en LETTRES MAJUSCULES SEULEMENT):
	2	1	1	5	5	6	7		O	N	T	A	R	I	O		I	N	C	.

	2. The name of the corporation is changed to (if applicable): (Set out in BLOCK CAPITAL LETTERS) Nouvelle dénomination sociale de la société (s’il y a lieu) (écrire en LETTRES MAJUSCULES SEULEMENT):
	B	R	A	Z	I	L		P	O	T	A	S	H		C	O	R	P	.

	3. Date of incorporation/amalgamation: Date de la constitution ou de la fusion : 2006/10/10
	(Year, Month, Day) (année, mois, jour)

4.  Complete only if there is a change in the number of directors or the minimum / maximum number of directors.

II faut rempllr cette partie seulement si le nombre d’administrateurs ou si le nombre minimal ou maximal d’administrateurs a changé.

Number of directors is/are:	minimum and maximum number of directors is/are:
Nombre d’administrateurs:	nombres minimum et maximum d’administrateurs :

Number	minimum and maximum
Nombre	minimum et maximum

or ou

5.  The articles of the corıporation are amended as follows:

Les statuts de la société sont modifiés de la façon suivante :

Resolved that:

(a)   The name of the Corporation is changed to Brazil Potash Corp.

071 19 (2008/06)	© Queen’s Printer for Ontario, 2008 / © Imprimeur de la Reine pour I’Ontario, 2008	Page 1 of/de 2

6.  The amendment has been duly authorized as required by sections 168 and 170 (as applicable) of the Business Corporations Act.

La modification a été dûment autorisée conformément aux articles 168 et 170 (selon le cas) de la Loi sur les sociétés par actions.

7.  The resolution authorizing the amendment was approved by the shareholders/directors (as applicable) of the corporation on

Les actionnaires ou les administrateurs (selon le cas) de la société ont approuvé la résolution autorisant la modification le

2009/03/15
(Year, Month, Day)
(année, mois, jour)

These articles are signed in duplicate.
Les présents statuts sont signés en double exemplaire.

2115567 ONTARIO INC.

(Print name of corporation from Article 1 on page 1)
(Veuillez écrir le nom de la société de l’article un à la page une).

By/
Par :

SECRETARY
	(Signature)	(Description of Office)
	(Signature)	(Fonotion)

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